Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

I.R.S. Employer Identification No. 31-0841368

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Alejandro Hoyos

U.S. Bank National Association

8 Greenway Plaza, Suite 1100

Houston, TX 77046

(713) 212-7576

(Name, address and telephone number of agent for service)

SUNOCO LP

SUNOCO FINANCE CORP.

(Issuer with respect to the Securities)

Delaware Delaware	30-0740483 47-3415419
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 400 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employee Identification Number
Aloha Petroleum LLC	Delaware	47-4277565
Aloha Petroleum, Ltd.	Hawaii	99-0170854
Sunmarks, LLC	Delaware	23-2608837
Sunoco, LLC	Delaware	46-4151222
Sunoco Caddo LLC	Delaware	46-1340475
Sunoco NLR LLC	Delaware	46-1335040
Sunoco Refined Products LLC	Delaware	90-0794172
Sunoco Retail LLC	Pennsylvania	81-1141412

(1)

The address, including zip code, and telephone number, including area code, of each additional registrant guarantor’s principal executive office is 8111 Westchester Drive, Suite 400, Dallas, Texas 75225, (214) 981-0700.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2021 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to 305(b)(2), Registration Number 333-229783 filed on June 21, 2021.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, State of Texas on the 30th of June, 2021.

By:	/s/ Alejandro Hoyos
Alejandro Hoyos
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 23, 2021, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

2021-00903-C

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 23, 2021, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

2021-00903-C

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 30, 2021

By:	/s/ Alejandro Hoyos
Alejandro Hoyos
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2021

($000’s)

6/30/2021
Assets
Cash and Balances Due From	$44,435,957
Depository Institutions
Securities	158,894,854
Federal Funds	2,376
Loans & Lease Financing Receivables	296,741,901
Fixed Assets	6,294,698
Intangible Assets	13,278,545
Other Assets	28,204,350

Total Assets	$547,852,681
Liabilities
Deposits	$442,902,823
Fed Funds	1,412,092
Treasury Demand Notes	0
Trading Liabilities	1,119,485
Other Borrowed Money	31,883,676
Acceptances	0
Subordinated Notes and Debentures	3,600,000
Other Liabilities	14,222,155

Total Liabilities	$495,140,231
Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	37,622,248
Minority Interest in Subsidiaries	805,087

Total Equity Capital	$52,712,450
Total Liabilities and Equity Capital	$547,852,681